CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for Neuberger Berman International Equity Fund and "Independent Registered Public Accounting Firms” and “Financial Statements” in the Neuberger Berman Equity Funds Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendments No. 171 to the Registration Statement (Form N-1A, No. 002-11357) of our reports dated October 17, 2012 on the financial statements and financial highlights of Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Equity Fund, Neuberger Berman Global Thematic Opportunities Fund, Neuberger Berman Guardian Fund,  Neuberger Berman International Fund, Neuberger Berman International Equity Fund (formerly, Neuberger Berman International Institutional Fund), Neuberger Berman International Large Cap Fund, Neuberger Berman Large Cap Value Fund (formerly, Neuberger Berman Partners Fund), Neuberger Berman Real Estate Fund, Neuberger Berman Select Equities Fund and Neuberger Berman Value Fund (formerly, Neuberger Berman Large Cap Value Fund) (fourteen of the series of Neuberger Berman Equity Funds) included in the August 31, 2012 Annual Reports to Shareholders of Neuberger Berman Equity Funds.

ERNST & YOUNG LLP

Boston, Massachusetts
August 22, 2013